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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

        April    2006

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 15, 2006, at The Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021.

        At the Annual Meeting, you will be asked to consider and act upon the following matters:

  •
  the reelection to our Board of Directors of three directors as Class III Directors for a three-year term until the 2009 Annual Meeting of Stockholders; and

  •
  the approval of the grant to our Board of Directors of discretionary authority to amend our amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios; and

  •
  the adoption of the amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock, par value $.01 per share, from 1.5 billion to 2.25 billion; and

  •
  the adoption of the amendment to our restated certificate of incorporation to declassify our Board of Directors; and

  •
  the adoption of an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you reelect three Class III directors for a three-year term until the 2009 Annual Meeting of Stockholders, approve the proposed granting to our Board of Directors of discretionary authority to amend the amended and restated certificate of incorporation to effect a reverse stock split, approve the amendment of the certificate of incorporation to increase the number of authorized shares of our common stock, par value $.01 per share from 1.5 billion to 2.25 billion and approve the amendment to our restated certificate of incorporation to declassify our Board of Directors and approve the amendment of the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years. See "REELECTION OF CLASS III DIRECTORS PROPOSAL," "REVERSE STOCK SPLIT PROPOSAL," "COMMON STOCK PROPOSAL," "BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL" and "1995 STOCK PLAN PROPOSAL."

        Information concerning the matters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting.

Sincerely,

Walter Scott, Jr. Chairman of the Board

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2006

To the Stockholders of Level 3 Communications, Inc.:

        The Annual Meeting of Stockholders of Level 3 Communications, Inc., a Delaware corporation ("Level 3"), will be held at The Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021 at 9:00 a.m. on May 15, 2006, for the following purposes:

  1.
  To reelect three directors as Class III Directors of the Board of Directors of Level 3 for a three-year term until the 2009 Annual Meeting of Stockholders; and

  2.
  To approve the granting to the Level 3 Board of Directors of discretionary authority to amend Level 3's Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios; and

  3.
  To adopt an amendment to Level 3's Restated Certificate of Incorporation to increase the number of authorized shares of Level 3's common stock, par value $.01 per share from 1.5 billion to 2.25 billion; and

  4.
  To adopt an amendment to Level 3's Restated Certificate of Incorporation to declassify the Board of Directors; and

  5.
  To adopt an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years; and

  6.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 31, 2006, as the record date for the determination of the holders of our common stock, entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of Level 3 common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 5, 2006, ten days prior to the Annual Meeting, a list of stockholders entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the Level 3 Communications, Inc. offices located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        The three Class III Directors will be elected by a plurality of the votes cast by holders of Level 3 common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The proposal to grant to the Board of Directors discretionary authority to amend the Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios requires the affirmative vote of a majority of the outstanding shares of the Level 3 common stock. Each of the proposals to adopt an amendment to the Level 3 Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of the Level 3 common stock. The proposal to extend the term of the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) by five years requires the affirmative vote of a majority of the votes cast by holders of Level 3's common stock present in person or by proxy at the Annual Meeting. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by holders of Level 3 common stock present in person or by proxy at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IN ADDITION, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES BY A) CALLING THE TOLL FREE TELEPHONE NUMBER OR B) ACCESSING THE INTERNET AS MORE FULLY EXPLAINED IN THE TELEPHONE AND INTERNET VOTING INSTRUCTIONS. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

        PLEASE NOTE THAT IF YOU HOLD YOUR SHARES OF LEVEL 3 COMMON STOCK THROUGH YOUR BROKER AND NOT DIRECTLY IN YOUR NAME, YOU WILL NOT BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Walter Scott, Jr. Chairman of the Board
Dated: April 2006

2

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Proxy Statement
April    2006

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2006

        We are furnishing you this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3," the "company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on Monday, May 15, 2006, or any adjournment or postponements thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed to Stockholders on or about April     2006. We sometimes refer to our Board of Directors as the Board and to this document as the Proxy Statement.

VOTING PROCEDURES

        Your vote is very important.    You can vote the shares of Level 3 common stock that are held directly in your name and not through your brokerage account at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to our Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting. If we receive a properly executed proxy before voting at the Annual Meeting is closed, the persons named as the Proxy on the proxy card will vote the proxy in accordance with the directions provided on that card. If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board. If you wish to give a proxy to someone other than the persons named on the proxy card, you should cross out the names contained on the proxy card and insert the name(s) of the person(s) who hold(s) your proxy. Please note that the person(s) to whom you give your proxy must be present in person at the Annual Meeting to vote your shares.

Who can vote?

        Stockholders of record as of the close of business on March 31, 2006, are entitled to vote at the Annual Meeting. On that date,                         shares of our common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?

        You can vote in person at the Annual Meeting. Alternatively, a stockholder who holds shares of our common stock of record and not in "street name" may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your Proxy and return it in the postage-paid envelope provided. You may vote by telephone or the Internet by following the instructions on your Proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy via the mail.

        If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You can only vote your shares held through a broker, bank or other nominee by following the voting procedures sent to you by that institution. You will not be able to vote your shares held through a broker, bank or other nominee in person at the Annual Meeting.

What shares are represented by the Proxy?

        The Proxy that we are delivering represents all the shares registered in your name with our transfer agent, Wells Fargo Shareowner Services. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

        If you are an employee who participates in our 401(k) Plan or the Software Spectrum 401(k) Plan, your Proxy does not include the shares of our common stock that are attributable to the units that you hold in the Level 3 Stock Fund as part of the respective 401(k) Plan. Shares held by employees through the Level 3 401(k) Plan and the Software Spectrum 401(k) Plan are voted by the respective administrator of the 401(k) Plan.

How are votes counted?

        If you return a signed and dated Proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid Proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your Proxy that you wish to "abstain" from voting on an item, your shares will not be voted on that item. Abstentions are not counted in determining the number of shares voted for or against any nominee for Director or any other proposal, but will be counted to determine whether there is a quorum present.

        If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, the nominee has discretion to vote those shares on matters that The Nasdaq Stock Market has determined are routine. However, a nominee cannot vote shares on non-routine matters without your instructions. This is referred to as a "broker non-vote." Broker non-votes are counted in determining whether a quorum is present.

What vote is required?

        In order to have a quorum present at the Annual Meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

        Directors must be elected by a plurality of the votes cast.

        The proposals to grant to the Board of Directors discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios, to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share and to amend our Restated Certificate of Incorporation to declassify the Board each require the affirmative vote of a majority of the outstanding shares of the Level 3 common stock.

        The proposal to amend the Level 3 Communications Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting.

        The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting.

        For those situations that require an affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of our common stock, broker non-votes and abstentions will have the effect of a "no" vote. In all other cases, broker non-votes and abstentions will have no effect on the outcome.

Who will tabulate the vote?

        Our transfer agent, Wells Fargo Shareowner Services, will tally the vote, which will be certified by an inspector of election who is a Level 3 employee.

Who will bear the expenses of our solicitation? How will we solicit votes?

        We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, telegram, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities.

REELECTION OF CLASS III DIRECTORS PROPOSAL

        Our Board currently consists of nine directors, who are divided into three classes, designated Class I, Class II and Class III. Each of the Classes consist of three directors. All of the current Class III directors are standing for reelection.

        At the Annual Meeting, the directors that are standing for reelection will be reelected to hold office for a three-year term until the 2009 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

        Please note that if the stockholders approve the BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL that is described in more detail in this Proxy Statement, each of the nominees for reelection to the Board have agreed that their term will expire at the Annual Meeting held in 2007.

Information as to Nominees for Reelection as Class III Directors

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Board committee memberships, of the nominees for election are set forth below. All information is presented as of March 17, 2006. None of these directors is our employee.

        Arun Netravali, 59, has been a director of the company since April 2003. Prior to that, Mr. Netravali was Chief Scientist for Lucent Technologies, working with the academic and investment communities to identify and implement important new networking technologies from January 2002 to April 2003. Prior to that position, Mr. Netravali was President of Bell Labs as well as Lucent's Chief Technology Officer and Chief Network Architect from June 1999 to January 2002. Bell Labs serves as the research and development organization for Lucent Technologies. Mr. Netravali is a director of Agere Systems Inc. Mr. Netravali is a member of the Compensation Committee.

        John T. Reed 62, has been a director of the company since March 2003. Mr. Reed is also a director and chairman of the Audit Committee of both First National Bank of Omaha and the McCarthy Group. Mr. Reed was Chairman of HMG Properties, the real estate investment banking joint venture of McCarthy Group, Inc. from 2000 until February 2005. Prior to that, he was Chairman of

McCarthy & Co., the investment banking affiliate of McCarthy Group. Prior to joining McCarthy Group in 1997, Mr. Reed spent 32 years with Arthur Andersen, LLP. Mr. Reed is the Chairman of the Nominating and Governance Committee and a member of the Audit Committee.

        Michael B. Yanney, 72, has been a director of the company since March 1998. He has served as Chairman of the Board of The Burlington Capital Group, LLC (formerly known as America First Companies L.L.C.) for more than the last five years. Mr. Yanney also served as President and Chief Executive Officer of The Burlington Capital Group, LLC. Mr. Yanney is the Chairman of the Compensation Committee and a member of the Executive Committee and the Nominating and Governance Committee.

        The Board unanimously recommends a vote FOR the nominees named above.

Information as to Continuing Directors

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Level 3 Board committee chairmanships, of the remaining members of the Level 3 Board are set forth below. All information is presented as of March 17, 2006.

        Walter Scott, Jr., 74, has been the Chairman of the Board of the company since September 1979 and a director since April 1964. Mr. Scott has been Chairman Emeritus of Peter Kiewit Sons', Inc. ("PKS") since 1998. Mr. Scott is also a director of PKS, Berkshire Hathaway Inc., MidAmerican, Inc., and Valmont Industries, Inc. and Chairman of the Board of Commonwealth Telephone Enterprises, Inc. ("Commonwealth Telephone"). Mr. Scott is also the Chairman of the Executive Committee of the Board of Directors.

        James Q. Crowe, 56, has been the Chief Executive Officer of the company since August 1997, and a director of the company since June 1993. Mr. Crowe was also President of the company until February 2000. Mr. Crowe was President and Chief Executive Officer of MFS Communications Company, Inc. ("MFS") from June 1993 to June 1997. Mr. Crowe also served as Chairman of the Board of WorldCom from January 1997 until July 1997, and as Chairman of the Board of MFS from 1992 through 1996. Mr. Crowe is presently a director of Commonwealth Telephone. Mr. Crowe is also a member of the Executive Committee.

        Admiral James O. Ellis, Jr. U.S. Navy (ret.), 58, has been a director of the company since March 2005. Effective May 18, 2005, Admiral Ellis became the President and Chief Executive Officer of INPO, a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Admiral Ellis most recently served as Commander, U.S. Strategic Command in Omaha, Nebraska, before retiring in July 2004 after 35 years of service in the U.S. Navy, as Commander of the Strategic Command. In his Naval career, he held numerous commands. A graduate of the U.S. Naval Academy, he also holds M.S. degrees in Aerospace Engineering from the Georgia Institute of Technology and in Aeronautical Systems from the University of West Florida. He served as a Naval aviator and was a graduate of the U.S. Naval Test Pilot School. Admiral Ellis is also a member of the Board of Directors of Lockheed Martin Corporation, Inmarsat PLC and The Burlington Capital Group, LLC. Admiral Ellis is a member of the Nominating and Governance committee.

        Richard R. Jaros, 54, has been a director of the company since June 1993 and served as President of the company from 1996 to 1997. Mr. Jaros served as Executive Vice President of the company from 1993 to 1996 and Chief Financial Officer of the company from 1995 to 1996. He also served as President and Chief Operating Officer of CalEnergy from 1992 to 1993, and is presently a director of MidAmerican, Inc. and Commonwealth Telephone. Mr. Jaros is a member of the Compensation Committee.

        Robert E. Julian, 66, has been a director of the company since March 1998. From 1992 to 1995 Mr. Julian served as Executive Vice President and Chief Financial Officer of the company. Mr. Julian is the Chairman of the Audit Committee.

        Dr. Albert C. Yates, 64, has been a director of the company since March 2005. Dr. Yates retired after 12 years as president of Colorado State University in Fort Collins, Colorado in June 2003. He was also a chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Board of Kansas City-Denver Branch and the Board of Directors of First Interstate Bank and Molson Coors Brewing Company. He currently serves as a director of StarTek, Inc. Dr. Yates is a member of the Audit Committee.

Corporate Governance

        We adopted Corporate Governance Guidelines that address the governance activities of the Board and include criteria for determining the independence of the members of our Board. These guidelines are in addition to the requirements of the Securities and Exchange Commission and The Nasdaq Stock Market. The Guidelines also include requirements for the standing committees of the Board, responsibilities for Board members and the annual evaluation of the Board's and its committees' effectiveness. The Corporate Governance Guidelines are available on our website at www.level3.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        Although we include references to our website, any information that is included in our website is not part of this Proxy Statement.

Independence

        The Board also evaluates the independence of each director in accordance with applicable laws and regulations and its Corporate Governance Guidelines. Based on the recommendation of our Nominating and Governance Committee, the Board has determined that the following directors are "independent" as required by applicable laws and regulations, by the listing standards of The Nasdaq Stock Market and by the Board's Corporate Governance Guidelines: James O. Ellis, Jr., Richard R. Jaros, Robert E. Julian, Arun Netravali, John T. Reed, Michael B. Yanney and Albert C. Yates. The Board has also concluded that the members of each of the Audit, Compensation and Nominating and Governance Committees are "independent" in accordance with these same standards.

Code of Ethics

        We adopted a code of ethics that complies with the standards mandated by the Sarbanes-Oxley Act of 2002. The complete code of ethics is available on our website at www.level3.com. At any time that the code of ethics is not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Any information that is included in the Level 3 website is not part of this Proxy Statement. If we amend the code of ethics, or grant any waiver from a provision of the code of ethics that applies to our executive officers or directors, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.level3.com or by filing a Current Report on Form 8-K.

Stockholder Communications with Directors

        A stockholder who wishes to communicate directly with the Board, a committee of the Board or with an individual director, regarding matters related to Level 3 should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
      Director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

We will forward all stockholder correspondence about Level 3 to the Board, committee or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Executive Committee

        The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The members of the Executive Committee are Walter Scott, Jr. (Chairman), James Q. Crowe and Michael B. Yanney. The Executive Committee did not meet during 2005.

Audit Committee

        The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent public accountants. The Audit Committee reviews the services provided by our independent registered public accounting firm, consults with the independent registered public accounting firm and reviews the need for internal auditing procedures and the adequacy of internal controls. The members of the Audit Committee are Robert E. Julian (Chairman), John T. Reed and Albert C. Yates. The Board has determined that the members of the Audit Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Board has determined that Mr. Robert E. Julian, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the Securities and Exchange Commission. In making the determination, the Board considered Mr. Julian's credentials and financial background and found that he was qualified to serve as the "financial expert." The Audit Committee met five times during 2005. In addition, the Audit Committee met informally on several occasions to review the status of the company's efforts relating to compliance with Section 404 of the Sarbanes Oxley Act of 2002.

        The Audit Committee has chosen KPMG LLP as our registered public accounting firm for 2006. As part of its responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent public accountants in order to assure the public accountant's independence. The Audit Committee has adopted a pre-approval process with respect to the provision of audit and non-audit services to be performed by KPMG LLP. This pre-approval process requires the Audit Committee to review and approve all audit services and permitted non-audit services to be performed by KPMG LLP. Pre-approval fee levels for all services to be provided by KPMG LLP are established annually by the Audit Committee. Audit services are subject to specific pre-approval while audit-related services, tax services and all other services may be granted pre-approvals within specified categories. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. A report, for informational purposes only, of any pre-approval decisions made by a single member of the Audit Committee is made to the full Audit Committee on at least a quarterly basis. One hundred percent of the services that required pre-approval by the Audit Committee received that approval.

        One or more representatives of KPMG LLP will be present at the Annual Meeting. Although they will not make a statement at the meeting, they will be available to answer appropriate questions.

        The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee's charter is available on our website at www.level3.com. A copy of the Audit Committee's 2005 Report is included in Annex 1.

Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and policies to provide that we are able to attract key employees, that employees are rewarded appropriately for their contributions, that employees are motivated to achieve our objectives, that key employees are retained, and that such strategy and policies support our objectives, including the interests of our stockholders. The Compensation Committee also approves the salaries, bonuses and other compensation for all executive officers and reviews and recommends to the full Board, the compensation and benefits for non-employee directors. The members of the Compensation Committee are Michael B. Yanney (Chairman), Richard R. Jaros and Arun Netravali. The Board has determined that the members of the Compensation Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Compensation Committee met six times in 2005 and took action by unanimous written consent one time.

        The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee's charter is available on our website at www.level3.com.

  Compensation Committee Interlocks and Insider Participations

        None of the members of the Compensation Committee is an officer or employee of the company.

Nominating and Governance Committee

        The Nominating and Governance Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the company. The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Guidelines, and evaluates the qualifications of, and recommends to the full Board, candidates for election as Directors. The Nominating and Governance Committee has adopted a written charter. The members of the Nominating and Governance Committee are John T. Reed (Chairman), James O. Ellis, Jr. and Michael B. Yanney. The Board has determined that the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Nominating and Governance Committee met one time in 2005 and took action by unanimous written consent one time.

        The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee's charter is available on our website at www.level3.com.

Nomination Procedures

        In exploring potential candidates for director, the Nominating and Governance Committee considers individuals recommended by members of the committee, other directors, members of management and stockholders or self-nominated individuals. The committee is advised of all nominations that are submitted to us and determines whether it will further consider the candidates using the criteria described below.

        In order to be considered, each proposed candidate must:

  •
  be ethical;

  •
  have proven judgment and competence;

  •
  have professional skills and experience in dealing with a large, complex organization or in dealing with complex issues that are complementary to the background and experience represented on the Board and that meet our needs;

  •
  have demonstrated the ability to act independently and be willing to represent the interests of all stockholders and not just those of a particular philosophy or constituency; and

  •
  be willing and able to devote sufficient time to fulfill his/her responsibilities to Level 3 and its stockholders.

        After the Nominating and Governance Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

        We will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission and any new procedure will be available on our website at www.level3.com.

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a Director at our Annual Meeting must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting, in connection with next year's Annual Meeting and provide specified information. Stockholders may request a copy of the requirements from the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Board of Directors' Meetings

        The Board had eleven meetings in 2005 and acted by unanimous written consent action on two occasions. In 2005, no director attended less than 75% of the meetings of the Board, and no director attended less than 75% of the meetings of the committees of which he was a member. Although we do not have a formal policy, it is expected that our Board members will attend our annual meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

        Except as set forth below, to our knowledge, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of our common stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934.

        In connection with the exercise of convertible OSOs, on one occasion as a result of a clerical error, a Form 4 reporting that exercise was not timely filed for Mr. Eric J. Mortensen. In connection with the grant of restricted stock units to Mr. Keith Coogan, a Form 4 reporting one such grant was not timely filed.

Directors' Compensation

        During 2005, each of our directors who were not employed by us during 2005 earned fees consisting of a $50,000 annual cash retainer. Messrs. Yanney and Reed each earned an additional $20,000 annual cash retainer for serving as chairman of the Compensation Committee and Nominating and Governance Committee, respectively. Mr. Julian earned an additional $30,000 for serving as chairman of the Audit Committee. Any member of the Board who was not employed by us during 2005 earned a $10,000 annual cash retainer for each non-chair membership on the Compensation and Nominating and Governance Committees. Any member of the Board who was not employed by us during 2005 earned a $15,000 annual cash retainer for membership on the Audit Committee. In addition to the annual cash compensation, each non-employee member of the Board received quarterly grants of restricted stock having a value of $37,500 at the time of grant, which amounted to an annual aggregate grant value of $150,000 for each such director. Walter Scott, Jr., our Chairman of the Board, received an annual cash retainer of $250,000 for serving as our Chairman of the Board and quarterly grants of restricted stock having a value of $45,000 at the time of grant, which amounted to an annual aggregate grant value of $180,000. A total of 595,318 shares of restricted stock were granted to these directors for 2005 compensation. These shares of restricted stock will generally vest 100% on the later of April 1, 2006 and the first trading day on which transactions in our securities are permitted by our insider trading policy. Certain of these shares, however, vested during 2005 in connection with the departure of two of our non-employee directors during the first-half of 2005.

        Also during 2005, Messrs. Ellis and Yates each received a grant of restricted stock upon their joining our Board. These shares total 133,334, which amounted to an aggregate grant value of $300,000, and will vest on the later of the third anniversary of the date of grant and the first trading day on which transactions in our securities are permitted by our insider trading policy after that third anniversary.

        We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committee and stockholder meetings, as well as other reasonable expenses related to service on the Board. We provide secretarial services for our Chairman of the Board Walter Scott, Jr. We also provide three of our non-employee Board members, Messrs. Julian, Reed and Scott, the use of either a laptop or desktop computer at no charge. We also provide to these directors technical support in connection with their use of these computers.

Executive Compensation

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee (the "Committee"), composed entirely of independent directors, is responsible for determining the cash and equity compensation of James Q. Crowe, Level 3's Chief Executive Officer, and the Committee reviews and approves the cash compensation of Level 3's other executive officers, including the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), based upon the recommendations of Mr. Crowe.

Overview of Compensation Policies and Philosophy

        The Committee believes that Level 3's executive compensation philosophy is aligned with and reflects the company's core belief about how it rewards all of its employees. Level 3's core belief about compensation for all of its employees, including its executive officers, includes the following principles:

  •
  employee ownership demonstrates an economic stake in our business that aligns employees' interests with those of our stockholders;

  •
  employees should share appropriately with investors in the value that their results help to create;

  •
  compensation principles are broad based and intended to be appropriate across business groups—communications and information services—and within each business group, provide all employees with the opportunity to participate in compensation programs based on the value that they help to create;

  •
  compensation programs should be based on creating long-term value that is best measured by stock price performance, and are designed to be competitive and above market if we perform; and

  •
  our compensation programs need to allow for the company to attract and retain employees given market conditions and our prospects.

        The Committee believes that compensation paid to executives should be closely aligned with Level 3's performance—not only on a short-term basis, but also on a long-term basis. To that end, the Committee has adopted the following practices with regard to executive compensation:

  •
  conduct executive sessions (without management present) to discuss among other things the company's performance and individual pay decisions;

  •
  use independent consultants to advise on executive compensation issues, including competitive pay levels;

  •
  establish a peer group that was selected, not only based on industry and size, but also on performance; and

  •
  adopt compensation programs for executives that do not include any supplemental benefits, perquisites, special change-in-control arrangements or employment contracts.

        The Committee also believes that the compensation program should allow us to attract and retain key executives who are critical to our long-term success. Compensation for executives is structured so that a significant portion of the compensation opportunity is directly related to our stock price performance and other factors that directly and indirectly influence stockholder value such as cash flow and revenue growth. The total compensation program for executives consists of the following:

  •
  base salary;

  •
  annual cash bonus; and

  •
  long-term incentive compensation.

        The Committee considers the following factors (ranked in order of importance) when determining the compensation of Level 3's executive officers: (i) Level 3's performance measured by attainment of specific objectives; (ii) the individual performance of each executive officer; (iii) comparative industry compensation levels; and (iv) historical cash compensation levels.

Executive Compensation Overview

        It has been the intent of the Committee that executive officer base salary levels be set slightly below median as compared to our competitors, and that the annual cash bonus, if Level 3's goals are met, when added to base salary, results in a total annual cash compensation that is above median. Additionally, long-term incentive compensation was intended to be a significant part of the compensation mix. The Committee regularly reviews the executive compensation program.

        The objectives of these reviews included the following:

  •
  determine the relative market competitiveness of our executive compensation program in order to attract and retain key executive talent;

  •
  confirm that our executive compensation program supports our strategic objectives and compensation philosophy; and

  •
  provide information for decision making purposes related to executive base salary levels, annual cash bonus targets and long-term incentive award levels.

        The Committee also reviews competitive pay levels for salary and bonus by comparing Level 3 executive compensation levels to an industry peer group of companies and survey data, with an emphasis on the peer group data. The peer group has been selected based on: industry; size (determined by reviewing both revenue levels and number of employees); and other performance factors such as market capitalization and market capitalization to revenue and net income ratios. The Committee also reviews long-term incentive award levels and total direct compensation levels for the executive officers, using the peer group data and survey data.

Salaries

        The 2005 salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Annual increases based on individual performance normally take effect on January 1st of each year. In 2005, salaries for Named Executive Officers remained at the same level as 2004.

Annual Executive Bonus

        The Committee approved the payment of 2005 cash bonuses to the Named Executive Officers based upon performance against the following objectives:

  •
  manage mature services for maximum cash flow;

  •
  appropriately increase revenue from core and growth services;

  •
  meet overall financial goals; and

  •
  attract, motivate and retain an appropriate workforce.

        The Committee considered actual results for each of these objectives in determining appropriate bonus amounts for the Named Executive Officers. The Committee also considered a number of additional factors including the following: the prevailing market and economic conditions; other special bonus initiatives or objectives established and approved by the Committee during the course of the fiscal year; and non-budgeted business activities such as mergers, acquisitions, divestitures, private and public capital markets transactions and re-financings transactions.

Long-Term Incentive

        Level 3's long-term incentive program has historically consisted of awards of Outperform Stock Options (OSOs), which are an innovative stock-indexed equity-based long term compensation vehicle. OSOs are designed to provide executives with an incentive to maximize stockholder value and to reward executives only when the price of the company's common stock outperforms the S&P 500® Index between the date of grant and the date that the OSO is exercised.

        Early in 2005, the company conducted a comprehensive review of its long-term incentive or LTI program and determined that restricted stock units or RSUs should be added to the current long term incentive program. RSUs vest over a period of years, depending on the executive's continued employment and the terms of the specific grant. The newly modified LTI program consists of a targeted award amount comprised of both OSOs and RSUs. This blended equity vehicle of OSOs and RSUs is designed to accomplish several objectives including providing an "outperformance" element through the OSO awards that is balanced by the retention element provided by an award of RSUs.

        The company granted OSOs and RSUs to each of the Named Executive Officers in 2005. In determining the award level appropriate for each executive, the Committee considered LTI award levels of our competitive peer group and industry survey data, competitive share usage amounts and shares currently available for grant under our 1995 Stock Plan, as amended.

        Certain of the Named Executive Officers, as well as other key employees, also received a special, one time grant of restricted stock units in 2005 that was in addition to the LTI program grants. This special grant was intended to specifically address retention of the company's key employees. Actual award levels were based on the amount of retention risk and the level and importance of the role to Level 3.

Other Compensation (perquisites and supplemental benefits)

        We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that we will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The rate used for 2005 was $1,250 per hour of use. We received a total payment in the amount of $122,099 from Mr. James Q. Crowe, Chief Executive Officer under his agreement for the period January 1, 2005 to December 31, 2005, and a total payment in the amount of $94,751 from Mr. Kevin J. O'Hara, President and Chief Operating Officer under his agreement for the same period.

        In addition, when a guest accompanies a member of our senior management on business travel, we impute as income the cost of that additional travel to that individual. To calculate the amount of imputed income, we use the Internal Revenue Services' Standard Industry Fare Level or SIFL rates. For 2005, Mr. Crowe had $12,919 of imputed income and Mr. O'Hara had $29,280 of imputed income.

        Our Named Executive Officers did not receive any additional perquisite compensation that requires disclosure.

Chief Executive Officer's Compensation for 2005

        The Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer. The Committee considers performance against expected outcomes for certain key objectives. The Committee also considers a number of additional factors in exercising its discretion to determine 2005 cash bonus awards, which factors include: non-budgeted business activities such as mergers, acquisitions, divestitures, private and public capital markets transactions and re-financings, as well as the prevailing market and economic conditions. The 2005 key objectives for the Chief Executive Officer and his performance against those objectives, were as follows:

  •
  Manage mature services(1) for maximum cash flow

(1)
Beginning with the press release reporting the company's earnings for the fourth quarter and full year 2005, the company is categorizing revenues from these services as "Other Communications Services."

    Our mature or other services, including managed modem and DSL aggregation services, exceeded targets for the year. The managed modem revenue rate of decline was slower than budgeted, and was favorable to budget for the full year as well. The rate of decline of DSL revenue was also slower than budgeted, and, as a result, was favorable to budget for the full year.

  •
  Appropriately increase revenue from core communications services.

    Core communications services include transport and infrastructure services, IP and data services, and voice services. During 2005, core services grew approximately 18% during the year, which was in line with the company's budget for this category.

  •
  Meet or exceed overall financial goals

    Our financial goals primarily consist of improving Adjusted Operating Income Before Depreciation and Amortization, or Adjusted OIBDA, as a percent of revenue, and managing operating and capital expenditures to appropriate levels. Financial results for 2005 were influenced positively by improved pricing in the communications business, revenue recognized from previously awarded contracts and ongoing demand for transport and IP services. Additionally, the company successfully managed its operating expenses, with results for the full year 2005 favorable to budget. In summary, the company's performance for 2005 either approximated or exceeded its communications business budget targets for each of GAAP Revenue, Adjusted OIBDA and Unlevered Cash Flow.

  •
  Attract, motivate and retain appropriate workforce

    During early 2005, the company experienced increased turnover in its employee population. Through several leadership initiatives, including increased communication of strategic objectives, turnover rates declined in the latter half of the year. Employee satisfaction as measured by internal survey data was consistent with prior years, and compares favorably to national norms.

        In addition to the above 2005 objectives, the company also completed several non-budgeted activities during the year. These activities included the purchase, from 360networks, of its nationwide long-haul transport business, the sale of the company's IT outsourcing subsidiary, (i)Structure, to Infocrossing, Inc. for $84.8 million of value, and the purchase of WilTel Communications, which included Vyvx, a video transmission company, and resulted in the addition of approximately 50 new markets.

        Finally, in 2005 the company completed two successful transactions in the capital markets. In April 2005, the company raised $880 million aggregate principal amount of new capital through the sale of its 10% Convertible Senior Notes due in 2011. The proceeds from this offering were used for general corporate purposes. Also during 2005, the company successfully refinanced through a private debt exchange offer certain of its debt securities maturing in 2008. While this transaction was completed in early January 2006, the planning, structuring and launching of the transaction took place late in the third and fourth quarters of 2005. The company issued approximately $692 million in aggregate principal amount of its 11.5% Senior Notes due 2010 in this transaction.

        The Committee, as well as the full Board of Directors, continues to be satisfied with Mr. Crowe's leadership of the company, and his performance during 2005. Based on the successes described above, the Committee approved the payment of a bonus to Mr. Crowe consisting of $3,750,000 in cash and $2,000,000 in restricted stock units, representing 1,099,143 restricted stock units. As a participant in the company's LTI program, Mr. Crowe also received a grant of 700,000 restricted stock units and a grant of 237,500 outperform stock options. Based on the successes described above, the Committee also approved cash bonuses to the other executive officers, including the Named Executive Officers.

        Given Mr. Crowe's significant role in leading Level 3 through a challenging industry environment, the Committee considers the total remuneration provided to him for 2005 to be appropriate.

Section 162(m) of the Internal Revenue Code

        The Committee takes into consideration the tax deductibility limitation of Section 162(m) of the Internal Revenue Code of 1986, or the Code, when making compensation decisions for the company's executive officers. Our OSO program is intended to meet the requirements for "qualified performance-based compensation," exempt from these deductibility limitations. However, the Committee does not believe it is advisable to adopt a strict policy against paying nondeductible compensation, and may do so in appropriate circumstances.

The Compensation Committee:

Michael B. Yanney, Chairman	Richard R. Jaros	Arun Netravali
For the year ended December 31, 2005

Stock Ownership Guidelines

        The Compensation Committee has adopted guidelines for Level 3 common stock ownership by directors, the Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Executive Vice Presidents and the Controller. These guidelines are based on a dollar value of our common stock. The following table summarizes these guidelines.

CEO	$10,000,000
COO/President/Vice Chairman	$2,500,000
Executive Vice Presidents/CFO	$1,000,000
Controller	$500,000
Directors	$250,000

The Compensation Committee will review these guidelines at least annually, and may update or modify the guidelines based on a variety of factors including the composition of our senior management team and stock market conditions. Stock held by the individual, his or her spouse and minor children, along with shares of our common stock held in the individual's Level 3 401(k) Plan account and in trusts for the benefit of these individuals will be included for purposes of determining the individuals satisfaction of the ownership guidelines. The Compensation Committee did not make any changes to these guidelines in 2005.

        The Compensation Committee has concluded that grants of restricted stock will not be made to assist individuals in meeting the ownership guidelines. In addition, the Compensation Committee has concluded not to force individuals to make either private or open market purchases of our common stock to meet the ownership guidelines. Rather, the Compensation Committee has concluded that until such time as the individual is in compliance with these guidelines, 25% of the after tax value of any Outperform Stock Option exercise or restricted stock grant that has vested should be held by the individual in the form of shares of our common stock until such time as the guideline has been met. The failure of an individual to make a good faith effort to meet the guidelines in a timely manner and to maintain their compliance with the guidelines will be a significant factor in the Compensation Committee's and senior management's determinations of the individual's future bonus payments and long-term incentive compensation awards.

Executive Compensation Summary

        The following Summary Compensation Table includes salary, bonus, other compensation and long-term compensation for our Named Executive Officers for the 2005 fiscal year.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)(1)			Securities Underlying Options/ SARs (#)(2)	All Other Compensation ($)(3)
James Q. Crowe CEO	2005 2004 2003	$ $ $	375,000 389,423 374,615	$ $ $	3,750,000 2,000,000 5,500,000	$ $ $	0 0 0	$ $ $	5,163,540 0 0	(4)	0 0 0	$ $ $	20,300 17,100 18,000
Kevin J. O'Hara President and COO	2005 2004 2003	$ $ $	370,000 384,231 369,615	$ $ $	1,500,000 1,000,000 2,500,000	$ $ $	0 0 0	$ $ $	1,958,775 678,230 0	(5) (5)	0 0 0	$ $ $	13,415 4,100 6,000
Keith R. Coogan CEO Software Spectrum	2005 2004 2003	$ $ $	444,900 446,538 421,730	$ $ $	1,351,471 1,487,620 220,116	$ $ $	0 0 0	$ $ $	411,670 0 0	(6)	0 0 0	$ $ $	20,300 10,002 1,414
Thomas C. Stortz Executive Vice President Chief Legal Officer	2005 2004 2003	$ $ $	320,000 331,923 309,708	$ $ $	1,000,000 500,000 900,700	$ $ $	0 0 0	$ $ $	1,348,900 339,116 0	(7) (7)	0 0 0	$ $ $	11,469 4,100 6,000
Charles C. Miller, III Vice Chairman and Executive Vice President	2005 2004 2003	$ $ $	360,000 373,846 357,692	$ $ $	900,000 750,000 2,000,000	$ $ $	0 0 0	$ $ $	1,461,906 678,230 0	(8) (8)	0 0 0	$ $ $	20,300 17,100 18,000

(1)
Restricted Stock Award amounts consist of shares of restricted stock units which vest depending on the terms of the individual grant (see below for individual terms). The holder of these shares of restricted stock units have no rights to any dividends that we may declare and pay until the units have vested in whole or in part.

(2)
See discussion below regarding Outperform Stock Option grants.

(3)
The amounts in this column represent employer matching and profit sharing contributions to the 401(k) Plan accounts for the Named Executive Officers. The contributions were made in the form of units of our common stock as part of the Level 3 401(k) Plan.

(4)
Amount shown is based on the following grants: (1) 1,099,143 restricted stock units which vest 100% on the third anniversary of the grant date, at a grant price of $1.85 per share for a total grant value of $2,033,415 and value as of December 31, 2005 of $3,154,540; (2) 225,000 restricted stock units which vest 50% on each of the first and second anniversary of the grant date, at a grant price of $2.05 per share for a total grant value of $461,250 and value as of December 31, 2005 of $645,750; and (3) 475,000 restricted stock units which vest 25% on each anniversary of the grant date so that they are fully vested four years after grant, at a grant price of $2.00 per share for a total grant value of $950,000 and value as of December 31, 2005 of $1,363,250.

(5)
Amount shown for 2005 is based on the following grants: (1) 112,500 restricted stock units which vest 50% on each of the first and second anniversary of the grant date, at a grant price of $2.05 per share for a total grant value of $230,625 and value as of December 31, 2005 of $322,875; and (2) 300,000 and 270,000 restricted stock units which vest 25% on each anniversary of the grant date so that they are fully vested four years after grant, at a grant price of $2.05 and $2.00 per share for a total grant value of $615,000 and $540,000, respectively. Value as of December 31, 2005 for these grants was $861,000 and $774,900. Amount shown for 2004 consists of 236,317 restricted stock units which vest 33 1/3% on each anniversary of the grant date so that they are fully vested three years after grant, at a grant price of $2.28 per share for a total grant value of $538,803 and value as of December 31, 2005 of $678,230.

(6)
Amount shown is based on three grants of 47,813 restricted stock units each which vest 50% on each of the first and second anniversary of the grant date, at a grant price of $2.05, $2.00 and $2.29 and a total grant value of $98,017, $95,626 and $109,492, respectively. The value as of December 31, 2005 for the three grants was $137,223 each.

(7)
Amount shown for 2005 is based on the following grants: (1) 75,000 restricted stock units which vest 50% on each of the first and second anniversary of the grant date, at a grant price of $2.05 per share for a total grant value of $153,750 and a value as of December 31, 2005 of $215,250; and (2) 240,000 and 155,000 restricted stock units which vest 25% on each anniversary of the grant date so that they are fully vested four years after grant, at a grant price of $2.05 and $2.00 per share and a total grant value of $492,000 and $310,000, respectively. Value as of December 31, 2005 for these grants was $688,800 and $444,850. Amount shown for 2004 consists of 118,159 restricted stock units which vest 33 1/3% on each anniversary of the grant date so that they are fully vested three years after grant, at a grant price of $2.28 per share for a total grant value of $269,403 and a value as of December 31, 2005 of $339,116.

(8)
Amount shown for 2005 is based on the following grants: (1) 99,375 restricted stock units which vest 50% on each of the first and second anniversary of the grant date, at a grant price of $2.05 per share for a total grant value of $203,719 and a value as of December 31, 2005 of $285,206; and (2) 220,000 and 190,000 restricted stock units which vest 25% on each anniversary of the grant date so that they are fully vested four years after grant, at a grant price of $2.05 and $2.00 per share and a total grant value of $451,000 and $380,000, respectively. Value as of December 31, 2005 for these grants was $631,400 and $545,300. Amount shown for 2004 consists of 236,317 restricted stock units which vest 33 1/3% on each anniversary of the grant date so that they are fully vested three years after grant, at a grant price of $2.28 per share for a total grant value of $538,803 and a value as of December 31, 2005 of $678,230.

Perquisites

        We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that we will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The rate used for 2005 was $1,250 per hour of use. We received a total payment in the amount of $122,099 from Mr. James Q. Crowe, Chief Executive Officer under his agreement for the period January 1, 2005 to December 31, 2005, and a total payment in the amount of $94,751 from Mr. Kevin J. O'Hara, President and Chief Operating Officer under his agreement for the same period.

        In addition, when a guest accompanies a member of our senior management on business travel, we impute as income the cost of that additional travel to that individual. To calculate the amount of imputed income, we use the Internal Revenue Services' Standard Industry Fare Level or SIFL rates. For 2005, Mr. Crowe had $12,919 of imputed income and Mr. O'Hara had $29,280 of imputed income.

        Our Named Executive Officers did not receive any additional perquisite compensation that requires disclosure.

        No Named Executive Officer received any stock options (see below for a description of the grants of Outperform Stock Options), stock appreciation rights (SARs) or long-term incentive performance (LTIP) payouts for the fiscal year ended December 31, 2005 as indicated by the following table.

Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table

Number of Securities Underlying Unexercised Options/SARs at 12/31/2005 (#)(1)
	Shares Acquired On Exercise (#)				Value of Unexercised In-The-Money Options/SARs at 12/31/2005 ($)
NAME		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe	—	—	—	—	—	—
Kevin J. O'Hara	—	—	500,000	—	$0	—
Keith R. Coogan	—	—	—	—	—	—
Thomas C. Stortz	—	—	—	—	—	—
Charles C. Miller, III	—	—	—	—	—	—

(1)
On December 30, 2005 (the last trading day of 2005), the last reported sale price for our common stock as reported by The Nasdaq Stock Market was $2.87.

Outperform Stock Options

        Prior to the redesign of our LTI program, OSOs were the primary component of our LTI program. The OSO program was designed so that the Level 3 common stock price must increase relative to the performance of a broad-based, market stock index growth prior to the OSO having any value upon exercise. Currently, the broad-based, market stock index used in the OSO program is the S&P 500® Index, although the Committee reserves the right to select another broad-based, market stock index for use in this program.

        The following table summarizes OSO program grants to the Named Executive Officers in 2005.

OSO Program Grants In Last Fiscal Year and Fiscal Year End OSO Values

	Individual Grants
			Total Number of Awards at 12/31/2005 (#)(1)		Value of Total Unexercised In-The-Money Awards at 12/31/2005 ($)(2)
	Number of Awards Granted (#)(3)
NAME		Expiration Date
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe	118,750 118,750	07/01/09 10/01/09	453,034	237,500	—	$576,056
Kevin J. O'Hara	67,500 67,500	07/01/09 10/01/09	231,788	135,000	—	$327,443
Keith R. Coogan	31,875	01/01/09	107,521	37,527	—	$0
Thomas C. Stortz(4)	50,000 38,750 38,750	01/01/09 07/01/09 10/01/09	199,844	134,771	—	$187,976
Charles C. Miller, III	47,500 47,500	07/01/09 10/01/09	168,570	95,000	—	$230,423

(1)
OSOs granted after August 2002 vest 50% on the first anniversary of the grant date, and the remaining 50% vest in equal quarterly installments so the award is fully vested at the end of the second year after the date of the award. OSO awards provide for acceleration of vesting in the event of a change of control as defined in our 1995 Stock Plan, as amended.

(2)
OSO value at December 31, 2005 has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of our common stock on that date. The value of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the OSO award until the award has been exercised. Since the value of an OSO depends on the degree to which our common stock outperforms the index, neither the grant date present value nor the potential realizable value at assumed rates of stock price appreciation can be reliably calculated.

(3)
OSOs have an initial exercise price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This exercise price is referred to as the Initial Price. When an employee elects to exercise an OSO, the Initial Price is adjusted upward or downward—as of the date of that exercise—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise of the OSOs.

(4)
On May 26, 2005, Mr. Stortz exercised the convertible feature of a grant of convertible outperform stock options or C-OSOs for a total value realized of $193,000. C-OSOs had features similar to our OSOs, but provided an employee with the greater of the value of a single share of our common stock at exercise, or the calculated OSO value of a single OSO at the time of exercise. Mr. Stortz's OSO value was $0 at the time of exercise, so the value realized is based upon the per share value of our common stock of $1.93 on the date of exercise. The C-OSOs that were exercised had an expiration date of September 1, 2005.

Certain Relationships and Related Transactions

        We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that we will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The rate used for 2005 was $1,250 per hour of use. We received a total payment in the amount of $122,099 from Mr. James Q. Crowe, Chief Executive Officer under his agreement for the period January 1, 2005 to December 31, 2005, and a total payment in the amount of $94,751 from Mr. Kevin J. O'Hara, President and Chief Operating Officer under his agreement for the same period.

        In addition, when a guest accompanies a member of our senior management on business travel, we impute as income the cost of that additional travel to that individual. To calculate the amount of imputed income, we use the Internal Revenue Services' Standard Industry Fare Level or SIFL rates. For 2005, Mr. Crowe had $12,919 of imputed income and Mr. O'Hara had $29,280 of imputed income.

        For use in our business operations, we own leasehold interests in two corporate aircraft and since 1999 a 15% ownership interest in an additional corporate aircraft, with the remaining 85% ownership interest held by a corporation that is controlled by Walter Scott, Jr., our Chairman of the Board. During 2005, in a negotiated transaction with an unrelated third party, we obtained a continuing 15% ownership interest in a replacement corporate aircraft in exchange for our 15% ownership interest in the aircraft surrendered in the transaction and a payment of approximately $2 million. The remaining 85% ownership interest was obtained by the corporation controlled by Mr. Scott, which paid for its ownership interests separately in the transaction.

        Level 3 and PKS are parties to various aircraft operating agreements pursuant to which PKS provides Level 3 with aircraft maintenance, operations and related services. During 2005, Level 3 incurred costs to PKS of approximately $195,000 pursuant to these agreements.

        In 1992, PKS and Level 3 entered into a mine management agreement (the "Mine Management Agreement") pursuant to which Kiewit Mining Group Inc. ("KMG"), a subsidiary of PKS, provides mine management and related services for Level 3's coal mining properties. In consideration of the provision of such services, KMG receives a fee equal to 30% of the adjusted operating income of the coal mining properties. Level 3 incurred expenses for services provided by KMG under the Mine Management Agreement of approximately $5 million for the year ending on December 31, 2005. The term of the Mine Management Agreement expires on January 1, 2016.

        In 1998 the Mine Management Agreement was amended to provide KMG with a right of offer in the event that Level 3 were to determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to KMG at the price that Level 3 would seek to sell the properties to a third party. If KMG were to decline to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 were to sell the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay KMG a fee, determined, if necessary, by an appraisal process.

REVERSE STOCK SPLIT PROPOSAL

        Again this year, we are asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of four alternative ratios. This proposal is essentially identical to the proposal that was approved by our stockholders at the 2005 Annual Meeting.

        A reverse stock split would reduce the number of outstanding shares of our common stock, and the holdings of each stockholder, according to the same formula. The proposal calls for four possible reverse stock split ratios: 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If the proposal is approved, the Board may in its discretion implement a reverse stock split using one of the ratios included in the proposal at any time prior to May 15, 2007. The Board will also have the sole discretion not to effect any reverse stock split.

        The Board did not elect to exercise its discretionary authority to implement a reverse stock split that was given at the 2005 Annual Meeting because the Board did not conclude that market conditions and circumstances warranted the implementation of a reverse stock split. We are asking stockholders to approve this proposal again at the 2006 Annual Meeting for the reasons that we describe below.

        If the proposal is approved, the Board will have the discretion to effect one reverse stock split at any time prior to May 15, 2007 using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of Level 3 and its stockholders. The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

        We currently have 1.5 billion authorized shares of common stock. As of March 31, 2006, the record date for the Annual Meeting,                     shares of common stock were outstanding. "Authorized" shares represent the number of shares of common stock that we are permitted to issue under our Restated Certificate of Incorporation. Since we do not have any shares of our common stock that we have repurchased, which are referred to as "treasury shares," the number of shares of common stock "outstanding" represents the number of shares of common stock that we have actually issued from the pool of authorized shares of common stock. The reverse stock split, if implemented, would have the principal effect of reducing both the outstanding number of shares of common stock and the authorized number of shares of common stock by the ratio selected by the Board, and, except for the effect of fractional shares, each stockholder's proportionate ownership interest in the company would be the same immediately before and after the reverse stock split.

        Please see the "COMMON STOCK PROPOSAL" for information regarding our proposal to increase the number of authorized shares of our common stock by 750,000,000. Please note that if the stockholders do not approve any other proposal for the amendment of the Restated Certificate of Incorporation that is described in this Proxy Statement, it will have no affect on this proposal. Also, please note that the approval of this proposal does not require the approval of either the COMMON STOCK PROPOSAL or the BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL that are described below.

Purposes of the Reverse Stock Split

        The purpose of implementing a reverse stock split would be to attempt to increase the per share trading value of our common stock. Our Board intends to effect the proposed reverse stock split only if the implementation of a reverse stock split is determined by the Board to be in the best interest of Level 3 and its stockholders. If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

        We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors.

        Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split should reduce this concern.

        The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock.

        Our common stock currently trades on the Nasdaq Stock Market under the symbol "LVLT." The Nasdaq Stock Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Level 3 common stock have a trading price that is greater than or equal to $1.00 per share. Today, Level 3 meets all of the Nasdaq Stock Market's continued listing criteria, including the minimum trading price requirement. Although we do not believe that we currently have an issue relating to the continued listing of our common stock on the Nasdaq Stock Market, we believe that approval of this proposal would provide the Board with the ability to meet the continued listing standard in the future, to the extent that our common stock price would not otherwise meet the minimum trading requirement.

        The Board believes that stockholder approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the four ratios described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

        You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Level 3 business or your proportional ownership in Level 3. You should also consider that in many cases, the market price of a company's shares declines after a reverse stock split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Level 3 common stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our common stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

        There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before a reverse stock split. For example, based on the closing price of our common stock on March 21, 2006 of $3.55 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our common stock would be $35.50 (that is, $3.55 × 10) per share or greater. In many cases, the market price of a company's shares declines after a reverse stock split.

        Accordingly, the total market capitalization of our common stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

        If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        If approved and implemented, the principal effects of a reverse stock split would include the following:

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  depending on the ratio for the reverse stock split selected by the Board, each 5, 10, 15 or 20 shares of our common stock that you own will be combined into one new share of common stock;

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  the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the Board;

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  the total number of shares of common stock that we are authorized to issue will be reduced proportionately based on the ratio selected by the Board;

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  appropriate adjustments will be made to stock options, outperform stock options and other securities convertible into shares of our common stock granted under our plans to maintain the economic value of the awards;

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  the number of shares reserved for issuance under our 1995 Stock Plan will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans); and

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  the conversion price of our convertible subordinated notes and the number of shares reserved for issuance upon conversion will be adjusted in accordance with their terms based on the ratio selected by the Board.

        The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

        A reverse stock split would not, by itself, affect our assets or business prospects. Also, if approved and implemented, a reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of a reverse stock split.

Fractional Shares

        No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for a reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We would arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. We will pay any brokerage commissions in connection with that sale.

        Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

Authorized Shares

        A reverse stock split would affect all issued and outstanding shares of Level 3 common stock and outstanding rights to acquire Level 3 common stock. Upon the effectiveness of a reverse stock split, the total number of shares of common stock that we are authorized to issue would be reduced proportionately based on the ratio selected by the Board. As of the record date for the Annual Meeting, we had 1.5 billion shares of authorized common stock and approximately       million shares of common stock issued and outstanding. If the COMMON STOCK PROPOSAL described below is approved and if a reverse stock split has not been effected at the time of the amendment and restatement, we will have 2.25 billion shares of common stock authorized†. Authorized but unissued shares will be available for issuance, and we may issue these shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

†
If the COMMON STOCK PROPOSAL described below is not approved, we will continue to have 1.5 billion authorized shares of common stock and 10,000,000 authorized shares of preferred stock.

Accounting Matters

        The par value of the common stock will remain at $.01 per share after a reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss and other per share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

        If stockholders approve the proposal and the Board decides to implement a reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our Restated Certificate of Incorporation. A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The text of the certificate of amendment would be in substantially the form attached hereto as Annex 2, except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time, effective date, number of authorized shares and the reverse stock split ratio selected by Board.

        Upon a reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

        Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates for new certificates and a cash payment in lieu of any fractional shares, and we expect that the common stock would receive a new CUSIP number.

        If a reverse stock split is implemented, Wells Fargo Shareowner Services, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the bank. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Appraisal Rights

        Stockholders do not have appraisal rights under Delaware General Corporation Law or under our certificate of incorporation in connection with a reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Restated Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Certain Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the "old shares") were, and the new shares received will be, held as a "capital asset," as defined in the Internal Revenue Code (generally, property held for investment).

        Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

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  Level 3 will not recognize any gain or loss as a result of the reverse stock split.

  •
  You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

  •
  The aggregate adjusted basis of the shares of each class of our common stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

  •
  Your holding period for the common stock you continue to hold after the reverse stock split will include your holding period for the common stock you held immediately prior to the reverse stock split.

        In general, if you receive cash instead of a fractional share of our common stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

        Our beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.

Vote Required

        The affirmative vote of majority of the outstanding shares of our common stock is required for approval of this proposal.

        The Board unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.

COMMON STOCK PROPOSAL

        We are asking stockholders to approve a proposal to amend our Restated Certificate of Incorporation. The adoption of the proposal to amend our Restated Certificate of Incorporation would increase the number of authorized shares of our common stock in our Restated Certificate of Incorporation from 1.5 billion to 2.25 billion.

        As of March 31, 2006, approximately       million of our shares of common stock were issued and outstanding and approximately       million shares were reserved for issuance pursuant to outstanding convertible debt obligations, employee benefit plans, and other equity linked securities leaving fewer than       million shares of our common stock currently unreserved and available for future use.

        The Board believes that the increase in the number of authorized shares of our common stock will provide flexibility in connection with future activities, including:

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  financings;

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  investment opportunities;

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  acquisitions of other companies;

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  stock dividends or splits;

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  employee benefit plans; and

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  other corporate purposes that the Board deems advisable.

        We have announced our intention to issue shares from time-to-time for corporate acquisitions, but there can be no assurance that any such issuance or issuance for other purposes will be made, or, if made, as to the timing, type, or size of any issuance. Our authorized but unissued common stock, including the increased number of shares of our common stock if this proposal is approved by the stockholders and made effective, may be issued from time to time as determined by the Board without further stockholder action, except as may be required in certain cases by law or the rules of the Nasdaq Stock Market.

        Accordingly, we would be in a position to use our capital stock to take advantage of market conditions and opportunities without the delay and expense associated with the holding of a special meeting of stockholders. Although we may, based upon our review of prevailing market conditions, issue and sell shares of our common stock in the public markets, currently there is no agreement, arrangement or understanding relating to an issuance and sale by us of our common stock in the public markets. We have, however, an effective registration statement, which allows for us to sell, from time to time, our securities, including our common stock.

        A stockholder vote against the proposed increase in the number of authorized shares of our common stock would have the effect of restricting our use of common stock.

        Our stockholders do not have preemptive rights, which means they do not have the right to purchase shares in any future issuance of common stock in order to maintain their proportionate equity interests in Level 3. Although the Board will authorize the further issuance of our common stock only when it considers such issuance to be in the best interests of Level 3, stockholders should recognize that any such issuance of additional stock may have the effect of diluting the earnings (loss) per share and book value per share of outstanding shares of our common stock and the equity and voting rights of holders of shares of our common stock.

        The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of Level 3 without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of Level 3 less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of Level 3, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover scenario. However, this proposal is not made in response to any effort of which we are aware to accumulate our stock or to obtain control of us, nor do we have a present intent to use the additional shares of authorized common stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.

        The proposed form of the amendment to our Restated Certificate of Incorporation is attached to this Proxy Statement as Annex 3; except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time and effective date.

        Please note that the approval of this proposal does not require the approval of either the BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL or the REVERSE STOCK SPLIT PROPOSAL that are described in this proxy statement.

Vote Required

        The affirmative vote of majority of the outstanding shares of our common stock is required for approval of this proposal.

        The Board unanimously recommends a vote FOR the approval of the Common Stock Proposal.

BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL

        We are asking stockholders to approve an amendment to our Restated Certificate of Incorporation in order to phase out the present three-year staggered terms of our directors and to provide instead for the annual election of all directors.

        Under the present, classified board structure, our directors are divided into three classes, with each class serving three-year terms. If this proposal is approved, beginning with this Annual Meeting, directors who are standing for reelection will be elected to a one-year term of office. Our remaining directors will continue to serve for the balance of their terms, such that at the annual meeting occurring in 2008, all nominees for membership on the Board will be nominated for a one-year term. If this proposal is not approved, the Class III directors who are standing for reelection at the Annual Meeting will be reelected to serve for a three-year term.

        The proposal is the product of the Board's ongoing review of corporate governance matters. In 2005, the Board asked its Nominating and Governance Committee (the "Governance Committee") to consider the advantages and disadvantages of maintaining the classified board structure, which was adopted by the Board and our stockholders effective in 1998. Earlier this year, after completing its review, the Governance Committee referred the consideration of this proposal to the full Board for its consideration.

        In determining whether the proposal is in the best interests of our stockholders, the Governance Committee and the Board considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments favor retention of the classified board structure. The overlapping three-year terms of directors promote continuity and stability of management by ensuring that, at any given time, two-thirds of the directors have at least one year's experience on the Board. This assurance of director experience is important because of the unique demands of managing the company, including the need to understand the complex nature of our business and the long-term focus of our development strategy. In addition, the Governance Committee and the Board believe that three-year director terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of the company, which might cause our stockholders to receive less than an adequate price for their stock, because a would-be acquiror cannot replace a majority of the Board at a single annual meeting. Furthermore, a would-be acquiror cannot easily remove a classified board, the directors on such a board may possess greater bargaining power to obtain the best price from an acquiror and are therefore likely to have more time to search for superior alternatives.

        The Board also considered the views of investors who believe that the classified board structure reduces the accountability of directors to stockholders because the directors on such a board do not face an annual election. Since director elections are the primary means by which the stockholders can affect corporate management, the classified board structure may diminish stockholder influence over company policy. In addition, the classified board structure may negatively affect stockholder value by discouraging proxy contests in which stockholders have an opportunity to vote for an entire slate of competing nominees. Similar sentiments have been expressed by some of our institutional stockholders—both large and small holders.

        After weighing all of these considerations, the Board concluded to take action to eliminate the classified board, and the Board determined that the proposal is advisable and in the best interests of the company and its stockholders. Accordingly, the Board has approved the proposal (which is described below) and the adoption of an amendment to the Restated Certificate of Incorporation that would incorporate the proposal, and recommends that our stockholders approve the proposal by voting in favor of the proposal.

        If the proposal is adopted by our stockholders, Article VII of the Restated Certificate of Incorporation will be amended to phase out the current division of the Board into three classes and to provide instead for the annual election of directors commencing with the class of directors standing for election at the 2006 Annual Meeting. To ensure a smooth transition to the new system and to permit the directors elected prior to the 2006 Annual Meeting to serve out the three-year terms to which the stockholders elected the directors, the amendment to Article VII will not shorten the term of any director elected at or before the 2005 Annual Meeting. The new procedures would, however, apply to all directors elected at the 2006 Annual Meeting. As a result, the current Class I directors, who were elected at the 2004 Annual Meeting for three-year terms, would, if re-nominated, stand for election at the 2007 Annual Meeting for one-year terms. At the Annual Meeting in 2008, all nominees standing for election as directors would stand for election for one-year terms. As a result, with the Annual Meeting in 2008, the classification of the Board would terminate, and all directors would be subject to annual election. If the proposed amendment is not approved by the stockholders, the directors that are standing for reelection at the Annual Meeting will serve for a three-year term until the 2008 Annual Meeting.

        The proposed form of the amendment to our Restated Certificate of Incorporation is attached to this Proxy Statement as Annex 4; except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time and effective date.

        Please note that the approval of this proposal does not require the approval of either the REVERSE STOCK SPLIT PROPOSAL or the COMMON STOCK PROPOSAL that are described in this proxy statement.

Vote Required

        The affirmative vote of majority of the outstanding shares of our common stock is required for approval of this proposal.

        The Board unanimously recommends a vote FOR the approval of the Board of Directors Declassification Proposal.

1995 STOCK PLAN PROPOSAL

        Subject to the requisite affirmative stockholder vote at the Annual Meeting, the Board has adopted an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan to September 25, 2010. In this Proxy Statement, we refer to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) as the "Plan."

        We are seeking stockholder approval of this change to the Plan in order to comply with the requirements of The Nasdaq Stock Market as well as Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended. We refer to the Internal Revenue Code of 1986, as amended as the "Code." The summary of the Plan that is included in this Proxy Statement is qualified in its entirety by express reference to the text of the Plan, a copy of which is on file with the Securities and Exchange Commission or SEC. In this discussion, we refer to the shares of our common stock that we can issue under the Plan as "Shares."

Background

        In connection with the separation of the former construction business in 1998, the Board amended and restated the 1995 Stock Plan effective April 1, 1998. Since that time, the Compensation Committee has administered the Plan. Over the course of the years since the Plan was amended and restated on April 1, 1998, we have sought and received stockholder approval for two increases in the number of Shares reserved for issuance under the Plan. The most recent action by the stockholders to approve an increase in the number of Shares reserved for issuance under the Plan was in 2004, at which time we indicated that it was our expectation that this increased number of reserved Shares would be sufficient for the operation of the Plan for the next 24 months.

        Also over the course of the years since April 1, 1998, the Compensation Committee was administering the Plan under the belief that the action of the Board to amend and restate the Plan effective April 1, 1998 had the effect of extending the original term of the Plan to April 1, 2008. After a further review of the terms of the Plan, however, the Compensation Committee has determined that an ambiguity may exist as to the date of the expiration of the Plan. To remove any ambiguity, the Compensation Committee and the Board are seeking the approval of the stockholders of an amendment of the Plan that has the purpose of extending the term of the Plan by five years to September 25, 2010. The only changes to the Plan that are being made relate to those changes required to effect the extension of the term of the Plan by five years from September 25, 2005.

Ramifications of Failure to Receive Approval

        Based on the recommendation of the Compensation Committee, the Board believes that the stockholders' failure to approve the extension of the term of the Plan would require the redesign of our compensation programs that could require us to use a significantly greater portion of our cash on hand and cash generated by operations to compensate our employees. In addition, we would not be able to continue the use of equity linked long term compensation, including the OSO program—a program that the Compensation Committee continues to believe achieves the goal of aligning employees' and stockholders' interests by basing stock option value on our ability to outperform the market in general, as measured by the relative performance of our common stock to the S&P 500® Index, or such other index as the Board may determine.

Administration

        The Plan is administered by the Compensation Committee. The Compensation Committee, in its sole discretion, determines which individuals may participate in the Plan and the type, extent and terms of the Awards (as that term is defined below) to be granted. In addition, the Compensation Committee interprets the Plan and makes all other determinations with respect to the administration of the Plan.

Awards

        The Plan allows for the grant of options ("Options"), restricted Shares ("Restricted Shares") and other Share-based awards (Options, Restricted Shares and other Share-based awards are referred to herein as "Awards") to employees and non-employee directors of, and persons or entities which provide significant services to, the company and its affiliates who are selected by the Compensation Committee for participation. As of March 17, 2006, the approximate number of persons eligible to participate in the Plan was 3,050. Also as of March 17, 2006, there were 110,126,679 Shares available to be granted under the Plan. In this 1995 Stock Plan Proposal, we are not seeking to increase the number of Shares that are eligible to be issued under the Plan.

        In order to qualify as a "performance based compensation" as defined under Internal Revenue Code Section 162(m), the Plan is required to indicate the maximum number of OSOs and Options an individual may be granted during any calendar year. Therefore, for purposes of Section 162(m) of the Code, the maximum number of OSOs and Options that any individual can receive under the Plan in any single calendar year is 3,000,000. This limitation will be determined prior to the application of the OSO performance multiplier (the "Multiplier"), where the Multiplier is based on the comparative performance of the our common stock price to the S&P 500® Index. More information regarding the Multiplier is included below.

        Options.    Options granted under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"); provided, however, that ISOs may only be granted to participants who are also our employees or a subsidiary corporation within the meaning of Section 424 of the Code. The terms of Options granted under the Plan will be set out in option agreements between the company and participants that will contain those provisions that the Compensation Committee from time to time deems appropriate, including the exercise price and expiration date of those Options. The exercise price of the Options is determined by the Compensation Committee at the time of grant; provided that in the case of ISOs, the exercise price must be at least the fair market value of the Shares on the date of grant. Upon the exercise of an Option, the amount due to us may be paid by the holder of the Option (a) in cash; (b) by the surrender of all or part of an Option; (c) by the tender to us of Shares acquired by the holder on the open market or owned by the holder for at least six months and registered in his or her name having a fair market value equal to the amount due to us; (d) by delivering to the Compensation Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to us an amount of sale or loan proceeds sufficient to pay the exercise price, in the case of an Option; (e) in other property, rights and credits deemed acceptable by the Compensation Committee, including a promissory note; or (f) by any combination of the payment methods specified in (a) through (e). Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Compensation Committee or if and to the extent so provided in the related option agreement.

        Outperform Stock Options (OSOs).    As discussed above, the Compensation Committee may grant OSOs under the Plan. OSOs are currently designed to provide management with the incentive to maximize stockholder value and to reward the members of management only when the Share price outperforms the S&P 500® Index. The term of an OSO is four (4) years from the date of grant (subject to a shorter period upon termination of employment with the company) after which the OSO expires.

        OSOs are granted with an initial exercise price equal to the fair market value on the date of grant. This initial exercise price is adjusted, over time, upward or downward as of the date of exercise of the OSOs by a percentage equal to the aggregate percentage increase or decrease (expressed as a whole percentage point followed by three decimal places) in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise of the OSOs. The initial price, however, can not be adjusted below the closing price of our common stock on the day that the OSO was granted. This exercise price as adjusted is referred to as the "Adjusted Price."

        The value of the OSO increases for increasing levels of outperformance relative to the S&P 500® Index. OSOs granted prior to August 19, 2002, have a success multiplier range from zero to eight depending upon the performance of our common stock relative to the S&P 500® Index. OSOs granted on August 19, 2002, and later have a success multiplier range from zero to four depending upon the performance of our common stock relative to the S&P 500® Index.

        On the date of exercise, the gain on the OSO is determined by taking our common stock price and subtracting the Adjusted Price. The success multiplier is then applied against this result to determine the final value of the exercised OSO.

        Upon exercise of an OSO, the Compensation Committee, in its sole discretion, will deliver to the holder with respect to and in cancellation of each Share as to which the OSO is exercised, either (a) a number of whole Shares with a fair market value on the trading day immediately preceding the date of exercise (rounded up to the nearest whole share) equal to the product of (A) the fair market value of a Share on the trading day immediately preceding the date of exercise, less the Adjusted Price, multiplied by (B) the Multiplier, (b) cash, equal to the aggregate value of the Shares determined pursuant to clause (a) above, or (c) a combination of Shares and cash, in any proportion the Compensation Committee may determine, having the same aggregate value as the Shares determined pursuant to clause (a) above, in each case subject to applicable tax withholding.

        In addition, the Compensation Committee has determined that for OSOs that are granted on or after May 18, 2004, to the extent that we settle the exercise of these OSOs in cash paid rather than with the issuance of Shares that are reserved for issuance under the Plan (which we also refer to as "Reserved Shares"), that the number of Reserved Shares would be permanently reduced. The determination of how many Shares would be removed from the pool of Reserved Shares would be the quotient of the formula:

Total Cash Proceeds ÷ Market Price

where "Total Cash Proceeds" means the total cash proceeds we pay upon the OSO exercise, and "Market Price" means the closing price for our common stock on the trading day immediately prior to the date of any such payment.

        In response to changing economic and competitive conditions, the Compensation Committee may modify the terms of OSOs that are issued in the future, but the terms of such a grant must require our common stock to have outperformed a broad-based, market stock index before the award has any exercise value.

        Restricted Shares.    Restricted Shares may be granted by the Compensation Committee in its sole discretion, and such Shares will become unrestricted in accordance with a schedule established by the

Compensation Committee. Except as set forth in an agreement relating to Restricted Shares, each person who is awarded Restricted Shares will have the entire beneficial ownership of, and all rights and privileges of a stockholder with respect to, the Restricted Shares awarded to him or her, except that such Restricted Shares may not be sold, transferred, pledged or otherwise encumbered during the restricted period set by the Compensation Committee.

        Other Share-based Awards.    The Compensation Committee may in its sole discretion grant any other Share or Share-related awards to an eligible person under the Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, bargain purchases of Shares, bonuses of Shares and the grant of Shares based on performance or upon the satisfaction of other conditions. The Compensation Committee has, and expects to continue to issue in the future, restricted stock units. Restricted stock units will become unrestricted and as a result, Shares will be issued to the person that is the holder of the restricted stock units that have become unrestricted in accordance with a schedule established by the Compensation Committee. Except as set forth in an agreement relating to restricted stock units, each person who is awarded restricted stock units does not have any rights and privileges of a stockholder.

Adjustments for Recapitalization, Merger, etc. of the Company

        The aggregate number of Shares available under the Plan, Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of Shares subject to all Awards and the maximum number of shares with respect to which any one person may be granted Awards shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of Share or other consideration subject to such Awards or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding Shares or in the capital structure of the company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

        Notwithstanding the above, in the event that: (i) the company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the company in a form other than stock or other equity interests of the surviving entity; (ii) all or substantially all of the assets of the company are acquired by another person; (iii) the reorganization or liquidation of the company; or (iv) the company shall enter into a written agreement to undergo an event described in clauses (i), (ii) or (iii) above, then the Compensation Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other stockholders of the company in the event.

Change of Control

        The Compensation Committee, in its sole discretion, may (but need not) provide in any Award agreement that, in the event of a Change in Control (as defined in the Plan), notwithstanding any vesting schedule otherwise effective with respect to the Award, (i) in the case of Options or stock appreciation rights, the Award shall become immediately exercisable with respect to 100 percent of the Shares subject thereto, (ii) in the case of Restricted Shares, any restrictions shall expire immediately with respect to 100 percent of such Restricted Shares and (iii) in the case of any other Award, including restricted stock units, any other vesting or restricted period to which such Award is subject shall expire as to 100 percent of such Award.

Shares Subject to the Plan

        The total number of Shares of our common stock that remain reserved for issuance under the Plan is 110,126,679 as of March 17, 2006. Warrants to purchase shares of Level 3 Common Stock that are currently outstanding do not require the use of Reserved Shares upon exercise of those warrants.

Market Value

        The closing price of the Shares on the Nasdaq Stock Market on March     , 2006, was $      per share.

Term; Amendment and Termination

        Subject to the approval of stockholder of the 1995 Stock Plan Proposal at the Annual Meeting, the term of the Plan has been extended to September 25, 2010. The Compensation Committee may amend the Plan from time to time, as it deems appropriate. The Compensation Committee, however, may not amend any provision relating to ISOs, the Plan's share reserve or the provision relating to Plan amendment without the approval of the Board. No amendment to this Plan may deprive a participant of any Award or rights with respect to an Award without the participant's consent.

Tax Gross-Up

        The Compensation Committee, in its sole discretion, may (but need not) provide in any Award agreement for the payment of additional amounts in respect of the Award in order to make a Participant whole for some or all of the excise taxes imposed on a participant pursuant to Section 4999 of the Code in the event that the grant, exercise, vesting or payment of such Award is deemed to be an "excess parachute payment" for purposes of Section 280G of the Code.

Federal Tax Consequences

        The following is a brief discussion of our beliefs regarding the Federal income tax consequences of transactions with respect to Options and OSOs under the Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences. Holders of awards under the Plan should consult with their own tax advisors.

        ISOs.    No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Shares are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to such optionee, then (i) upon the sale of such Shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the company for Federal income tax purposes.

        If the Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally, (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at exercise (or, if less, the amount realized on the disposition of such Shares) over the exercise price paid for such Shares and (ii) the company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Shares will be taxed as short-term or long-term capital gain (or loss), depending on how long the Shares have been held, and will not result in any deduction by the company.

        If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NQSO, as described below.

        For purposes of determining whether an optionee is subject to alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the Shares so acquired, in the same manner as if the optionee had exercised a NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

        NQSOs.    With respect to NQSOs: (i) no income is realized by the optionee at the time the Option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the exercise price, and the company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

        OSOs.    Participants who receive OSOs will be taxed at ordinary income rates, at the time an OSO is exercised, on the fair market value of the Shares and cash received in connection with such exercise, and the company generally will be entitled to a deduction equal to the amount of ordinary income so recognized.

Special Rules Applicable to Corporate Insiders

        As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, officers and directors of the company and persons owning more than 10 percent of the outstanding shares of our common stock ("Insiders") may not receive the same tax treatment as set forth above with respect to the Options and other Share-based awards. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to the sale of such Shares. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Award.

New Plan Benefits

        The following table indicates grants already made under the Plan since September 25, 2005. The effectiveness of these grants is conditioned upon approval by our stockholders of the proposal to extend the term of the Plan.

Level 3 Communications, Inc. 1995 Stock Plan

		Number of Units
Name and Position	Dollar Value ($)(1)	Restricted Stock Units	OSOs
James Q. Crowe, CEO	0	0	237,500
Kevin O'Hara, President and COO	0	0	135,000
Keith Coogan, CEO Software Spectrum	$234,428	90,845	0
Thomas Stortz, Exec. VP, Chief Legal Officer	0	0	77,500
Charles Miller, III, Vice Chairman and Exec. VP	0	0	95,000
Executive Group	0	0	152,350
Non-Executive Director Group	$615,000	239,686	0
Non-Executive Officer Employee Group	$2,142,443	782,038	3,088,374

Grand Total	$2,991,871	1,112,569	3,785,724

(1)
OSO value has been computed based upon the OSO formula and multiplier as of the date of grant and the closing sale price of our common stock on that date. As a result, on the date of grant, the value is zero. The value of an OSO, however, is subject to change based upon the performance of our common stock relative to the performance of the S&P 500® Index from the time of the grant of the OSO award until the award has been exercised. Since the value of an OSO depends on the degree to which our common stock outperforms the index, the grant date present value can not be reliably calculated.

        The grant of OSOs, Options, Restricted Shares, restricted stock units and other Share-based awards under the Plan is entirely within the discretion of the Compensation Committee. Other than as set forth above, as of the date of the mailing of this proxy statement, the Company cannot determine the number of OSOs, Options, Restricted Share, restricted stock units and other Share-based awards that will be granted in the future.

Vote Required

        The affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting is required for approval of this proposal.

        The Board unanimously recommends a vote FOR the approval of the 1995 Stock Plan Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 20, 2006, by Level 3's directors, the Named Executive Officers, and directors and executive officers as a group, and each person known by the company to beneficially own more than five percent of our outstanding common stock.

Name	Number of Shares of Common Stock†	Percent of Common Stock Beneficially Owned(%)
James Q. Crowe(1)	6,556,919	*
Kevin J. O'Hara(2)	1,604,534	*
Keith R. Coogan(3)	41,299	*
Thomas C. Stortz(4)	693,013	*
Charles C. Miller, III(5)	325,537	*
Walter Scott, Jr.(6)	38,258,092	4.5
James O. Ellis, Jr.	132,574	*
Richard R. Jaros(7)	1,883,002	*
Robert E. Julian(8)	4,131,484	*
Arun Netravali	155,678	*
John T. Reed(9)	279,207	*
Michael B. Yanney(10)	212,107	*
Albert C. Yates	132,574	*
Directors and Executive Officers as a Group (16 persons)(11)	55,415,546	6.5
Southeastern Asset Management, Inc.(12)	156,063,293	22.2
AXA Financial, Inc.(13)	84,201,134	12.0
Legg Mason(14)	75,194,700	9.2
Fairfax Financial Holdings Limited(15)	56,950,668	7.6

*
Less than 1%.

†
It is our practice to include in this table the number of shares of our common stock issuable upon exercise of Outperform Stock Options, if any, which are exercisable within 60 days. The value of the Outperform Stock Options is dependent upon the extent to which our common stock has outperformed the results of the S&P® 500 Index. The number of shares of our common stock issuable upon exercise of an Outperform Stock Option has been calculated based upon the closing price of our common stock on March 20, 2006. The number of shares issuable upon exercise of an Outperform Stock Option, however, is subject to change to the extent that the relationship between the price of our common stock and the results of the S&P® 500 Index change.

(1)
Includes 520,000 shares of our common stock held by The Cherry Creek Trust, of which Mr. Crowe is the sole beneficiary and 112,500 restricted stock units, the restrictions on which will lapse within 60 days of March 20, 2006.

(2)
Includes 46,000 shares of our common stock held by Kevin J. O'Hara Family LTD Partnership. Includes 500,000 shares of our common stock subject to vested non-qualified stock options. Includes 210,023 restricted stock units, the restrictions on which will lapse within 60 days of March 20, 2006.

(3)
Includes 17,392 shares of our common stock issuable upon exercise of vested OSOs and 23,907 restricted stock units, the restrictions on which will lapse within 60 days of March 20, 2006.

(4)
Includes 136,887 restricted stock units, the restrictions on which will lapse within 60 days of March 20, 2006.

(5)
Includes 27,281 shares of our common stock issuable upon exercise of vested OSOs and 183,461 restricted stock units, the restrictions on which will lapse within 60 days of March 20, 2006.

(6)
Includes 99,700 shares of our common stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers, 383,503 shares of our common stock issuable upon conversion of $25 million in principal amount of our 6% convertible subordinated notes that Mr. Scott holds directly, 53,690 shares issuable upon conversion of $3.5 million in principal amount of our 6% convertible subordinated notes that Mr. Scott holds indirectly and 3,251,275 shares of our common stock held indirectly by Mr. Scott. In addition, this includes 1,514,840 shares of our common stock issuable upon the exercise of warrants held by Mr. Scott.

(7)
Includes 500,000 shares of our common stock subject to vested non-qualified stock options held by Mr. Jaros.

(8)
Includes 1,000,000 shares of our common stock held by a Julian Properties, LP, of which Mr. Julian is the sole general partner.

(9)
Includes 61,000 shares of our common stock held by Reed Partners, LP, of which Mr. Reed and his spouse are the sole general partners.

(10)
Includes 2,100 shares of our common stock held in Mr. Yanney's IRA account and 40,000 shares of our common stock held by The Burlington Capital Group, LLC, of which Mr. Yanney and his spouse own approximately 47% of the outstanding membership interests.

(11)
Includes 1,265,000 shares of our common stock subject to vested non-qualified stock options, 91,392 shares of our common stock issuable upon exercise of vested OSOs and 887,883 shares of our common stock issuable upon the lapse of restrictions on restricted stock units within 60 days of March 20, 2006. Also includes 1,514,840 shares of our common stock issuable upon the exercise of warrants and 437,193 shares issuable upon conversion of our 6% Convertible Subordinated Notes due 2009.

(12)
Address for Southeastern Asset Management, Inc. is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. The following information is based solely on Southeastern Asset Management, Inc.'s Schedule 13G dated February 7, 2006. Percentage of our outstanding common stock is as reported in their Schedule 13G, which was calculated prior to our issuance of shares of our common stock in connection with our acquisitions of WilTel Communications Group, LLC and Progress Telecom, LLC. Based upon the shares outstanding as of the record date for the Annual Meeting, the percentage of outstanding common stock would be approximately 18.0%.

Information presented is presented by Southeastern Asset Management, Inc. as a registered investment adviser. All of the securities reported are owned legally by Southeastern Asset Management, Inc.'s advisory clients and none are owned directly or indirectly by Southeastern Asset Management, Inc. Includes 81,029,000 shares of our common stock held by Longleaf Partners Fund, of which Southeastern Asset Management, Inc. shares voting and dispositive power, and 28,902,862 shares of our common stock held by Longleaf Partners Small-Cap Fund, of which Southeastern Asset Management, Inc. shares voting and dispositive power. Southeastern Asset Management, Inc. exercises sole dispositive power with respect to 46,131,431 shares of our common stock held by discretionary managed accounts, including 40,058,310 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has sole voting power and 6,073,121 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has no voting power.

(13)
Address for AXA Financial, Inc. and related entities is 1290 Avenue of the Americas, New York, New York 10104. The following information is based solely on AXA Financial Inc.'s Schedule 13G dated February 14, 2006. Percentage of outstanding common stock is as reported in their Schedule 13G, which was calculated prior to our issuance of shares of our common stock in connection with our acquisitions of WilTel Communications Group, LLC and Progress Telecom, LLC is approximately 10% based upon the shares outstanding as of the record date for the Annual Meeting.

  Includes 72,961,057 shares of our common stock for which Alliance Capital Management L.P. exercises sole voting power, 157 shares of our common stock for which Alliance Capital Management L.P. exercises shared voting power and 82,249,282 shares of our common stock for which Alliance Capital Management L.P. exercises sole dispositive power. Also includes 1,542,727 shares of our common stock for which AXA Equitable Life Insurance Company exercises sole voting power and 1,951,852 shares of our common stock for which AXA Equitable Life Insurance Company exercises sole dispositive power.

(14)
Address for Legg Mason, Inc. and related entities is 100 Light Street, Baltimore, Maryland 21202. The following information is based solely on Legg Mason, Inc.'s Schedule 13G dated February 14, 2006. Percentage of outstanding is as reported in their Schedule 13G.

Includes 35,000,000 shares of our common stock of which LLM, LLC shares voting and dispositive power and 40,194,700 shares of our common stock of which Legg Mason Capital Management, Inc. shares voting and dispositive power. Each of LLM, LLC and Legg Mason Capital Management, Inc. are investment advisers.

(15)
Address for Fairfax Financial Holdings Limited related entities is 95 Wellington Street West, Suite 800, Toronto, Ontario Canada M5J 2N7. The following information is based solely on Fairfax Financial Holdings Limited's Schedule 13G dated February 7, 2006. Percentage of outstanding is as reported in their Schedule 13G.

Includes shares of our common stock held by subsidiaries of Fairfax Financial Holdings Limited, which subsidiaries have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such our common stock. No such interest of a subsidiary of Fairfax Financial Holdings Limited relates to more than 5% of our common stock. Also includes shares of our common stock that are issuable upon the conversion of our convertible securities held by subsidiaries of Fairfax Financial Holdings Limited.

PERFORMANCE GRAPH

        The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

        The graph compares the cumulative total return of our common stock for the five year period from 2001 through 2005 with the S&P® 500 Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment was $100 on December 31, 2000, and that all dividends and other distributions were reinvested.

Comparison of Five Year Cumulative Total Return
Among Our Common Stock, the S&P® 500 Index
and the Nasdaq Telecommunications Index

	2000	2001	2002	2003	2004	2005
Common Stock	100.00	15.54	15.23	17.71	10.53	8.92
S&P® 500 Index(1)	100.00	88.12	68.64	88.33	97.94	102.75
Nasdaq Telecommunications Index	100.00	69.73	35.46	58.99	62.95	59.41

(1)
Copyright © 2006 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2007 Proxy Statement must submit the proposal so that it is received by us no later than December     , 2006. Securities and Exchange Commission rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado, 80021.

        If a stockholder does not submit a proposal for inclusion in next year's Proxy Statement, but instead wishes to present it directly at the 2007 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 16, 2007, but no earlier than February 14, 2007 to be included in our proxy material relating to that meeting. Proposals received after March 16, 2007 will not be voted on at the annual meeting. In addition, such proposal must also include a brief description of the business to be brought before the annual meeting, the stockholder's name and record address, the number of shares of our common stock which are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal and a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado, 80021.

Annex 1

Audit Committee Report

To the Board of Directors

        The Audit Committee reviews Level 3 Communications, Inc.'s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The company's registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2005.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the company's registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        During the course of fiscal 2005, management completed the documentation, testing and evaluation of the company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also held a number of special and informal meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the company's Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the company's Form 10-K related to its audit of (i) the consolidated financial statements (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2006.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

A-1-1

        Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K for the year ended December 31, 2005.

        The Audit Committee has also considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the company's Forms 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 is compatible with maintaining KPMG LLP's independence.

        The following table presents fees (excluding expenses) for professional audit services rendered by KPMG LLP for the audit of the Level 3 annual financial statements for the years ended December 31, 2005, and 2004 and fees billed for other services rendered by KPMG LLP during those periods, which have been approved by the Audit Committee.

	2005	2004
Audit Fees(1)	$5,589,000	$3,770,000
Audit-Related Fees(2)	297,000	122,000
Tax Fees(3)	17,000	245,000
All Other Fees	0	0

Total Fees	$5,903,000	$4,137,000

(1)
Audit fees consisted principally of fees for the audit of financial statements, including statutory audits of foreign subsidiaries, audit of controls over financial reporting and fees relating to comfort letters and registration statements.

(2)
Audit related fees consisted principally of fees for audits of employee benefit plans, agreed-upon procedures reports and due diligence activities.

(3)
Tax fees consisted principally of fees for tax consultation and tax compliance activities.

The Audit Committee:
Robert E. Julian, Chairman	John T. Reed	Albert C. Yates
For the year ended December 31, 2005

A-1-2

Annex 2

PROPOSED CERTIFICATE OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
LEVEL 3 COMMUNICATIONS, INC.

        ARTICLE IV of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 23, 2005, is hereby amended and restated in its entirety to read as follows(1) :

(1)
NOTE: the language of this certificate of amendment will be modified to describe the filing of an amendment to the Restated Certificate of Incorporation should our stockholders approve the proposal to amend the restated certificate of incorporation at the 2006 Annual Meeting of Stockholders.

"ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is [1,510,000,000](2) shares, consisting of [1,500,000,000](2) shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

(2)
NOTE: The number of shares authorized will be proportionately adjusted based on the reverse stock split ratio selected by the Board of Directors when effecting the reverse stock split. Also, the number of authorized shares will be modified to 2.26 billion and the number of shares of authorized common stock will be modified to 2.25 billion should our stockholders approve the proposal to amend the Restated Certificate of Incorporation at the 2006 Annual Meeting of Stockholders.

        ARTICLE V of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 23, 2005(1) is hereby amended by adding a new Section D to read as follows:

        "D. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Amendment Effective Time"), every [five (5), ten (10), fifteen (15) or twenty (20) shares] of the Corporation's Common Stock (the "Old Common Stock"), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.01 per share, of the Corporation (the "New Common Stock").

        Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to [NAME OF THIRD PARTY], as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Amendment Effective Time on the basis of prevailing market prices of the New Common Stock on the Nasdaq National Market at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

A-2-1

        Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

A-2-2

Annex 3

PROPOSED CERTIFICATE OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
LEVEL 3 COMMUNICATIONS, INC.

        ARTICLE IV of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 23, 2005, is hereby amended and restated in its entirety to read as follows(1) :

(1)
NOTE: the language of this certificate of amendment will be modified to describe the filing of a certificate of amendment to the Restated Certificate of Incorporation should our stockholders approve the proposal to authorize a reverse stock split at the 2006 Annual Meeting and the Board determines to implement the reverse stock split prior to the effective date of this certificate of amendment.

"ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is [2,260,000,000](2) shares, consisting of [2,250,000,000](2) shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

(2)
NOTE: The number of shares authorized will modified to describe the results of the filing of a certificate of amendment to the Restated Certificate of Incorporation should our stockholders approve the proposal to authorize a reverse stock split at the 2006 Annual Meeting and the Board determines to implement the reverse stock split prior to the effective date of this certificate of amendment.

A-3-1

Annex 4

PROPOSED CERTIFICATE OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
LEVEL 3 COMMUNICATIONS, INC.

        ARTICLE VII paragraph B. of the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 23, 2005, is hereby amended and restated to read in its entirety as follows(1) :

(1)
NOTE: the language of this certificate of amendment will be modified to describe the filing of a certificate of amendment to the Restated Certificate of Incorporation should our stockholders approve the proposal to authorize a reverse stock split at the 2006 Annual Meeting and the Board determines to implement the reverse stock split prior to the effective date of this certificate of amendment.

          "B.  At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term of one (1) year and until such director's successor is elected and qualified or until such director's earlier resignation or removal; provided, however, that each director elected at the annual meetings of the Corporation held in 2004 and 2005 shall serve for the full three-year term to which such director was elected or until such director's earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

A-4-1

LEVEL 3 COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, May 15, 2006
9:00 a.m.

The Omni Interlocken Resort
500 Interlocken Boulevard
Broomfield, Colorado 80021

Level 3 Communications, Inc. 1025 Eldorado Boulevard, Broomfield, CO 80021	revocable proxy

This Proxy is Solicited by the Board of Directors for use at the Annual Meeting on May 15, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4, 5 and 6.

By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments as described in the Notice of Annual Meeting and Proxy Statement dated April     , 2006, receipt of which is hereby acknowledged.

See reverse for voting instructions.

To be signed on reverse side.

COMPANY #

There are three ways to vote your proxy

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE 1-800-560-1965—QUICK * * * EASY * * * IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 12, 2006.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—HTTP://WWW.EPROXY.COM/LVLT/—QUICK * * * EASY * * * IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 12, 2006.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Level 3 Communications, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

        The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1.	Election of directors:	01 Arun Netravali 02 John T. Reed	03 Michael B. Yanney	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)				/	/
2.	To approve the granting to the Level 3 Board of Directors of discretionary authority to amend Level 3's Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios.		☐ For	☐ Against	☐ Abstain
3.
	To adopt an amendment to Level 3's Restated Certificate of Incorporation to increase the number of authorized shares of Level 3's common stock, par value $.01 per share from 1.5 billion to 2.25 billion.		☐ For	☐ Against	☐ Abstain
4.	To adopt an amendment to Level 3's Restated Certificate of Incorporation to declassify the Board of Directors.		☐ For	☐ Against	☐ Abstain
5.	To adopt an amendment to the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998) to extend the term of that plan by five years.		☐ For	☐ Against	☐ Abstain
6.	To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.		☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date
	Signature(s) in Box	/	/

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 15, 2006
Proxy Statement April 2006
ANNUAL MEETING OF STOCKHOLDERS May 15, 2006
VOTING PROCEDURES
REELECTION OF CLASS III DIRECTORS PROPOSAL
Summary Compensation Table
Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table
OSO Program Grants In Last Fiscal Year and Fiscal Year End OSO Values
REVERSE STOCK SPLIT PROPOSAL
COMMON STOCK PROPOSAL
BOARD OF DIRECTORS DECLASSIFICATION PROPOSAL
1995 STOCK PLAN PROPOSAL
Level 3 Communications, Inc. 1995 Stock Plan
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
OTHER MATTERS
STOCKHOLDER PROPOSALS
Audit Committee Report
PROPOSED CERTIFICATE OF AMENDMENT of RESTATED CERTIFICATE OF INCORPORATION of LEVEL 3 COMMUNICATIONS, INC.
"ARTICLE IV AUTHORIZED CAPITAL STOCK
PROPOSED CERTIFICATE OF AMENDMENT of RESTATED CERTIFICATE OF INCORPORATION of LEVEL 3 COMMUNICATIONS, INC.
"ARTICLE IV AUTHORIZED CAPITAL STOCK
PROPOSED CERTIFICATE OF AMENDMENT of RESTATED CERTIFICATE OF INCORPORATION of LEVEL 3 COMMUNICATIONS, INC.